Exhibit 99.8

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2020

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction	(IRS employer
of incorporation)	identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the Amended and Restated Employment Agreement, dated July 25, 2017 (the “Original Agreement”), between Amalgamated Bank (the “Bank”) and Keith Mestrich, the Bank’s President and Chief Executive Officer (incorporated by reference to Exhibit 10.1 to the Bank’s Form 10 Registration Statement filed with the FDIC on July 19, 2018), as amended that certain amendment dated May 16, 2019 (“Amendment No. 1” and the Original Agreement as amended by Amendment No. 1, the “Existing Employment Agreement”) (incorporated by reference to Exhibit 10.1 to the Bank’s Current Report on Form 8-K filed with the FDIC on May 20, 2019). On April 23, 2020, the Bank and Mr. Mestrich entered into an amendment (the “Amendment”) to the Existing Employment Agreement. The Amendment extends the term of the Existing Employment Agreement to June 30, 2021 with the potential to further extend until September 30, 2021 unless earlier terminated in accordance with the terms of the Existing Employment Agreement, as amended by the Amendment. All other terms and provisions of the Existing Employment Agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index to this Report.

Exhibit Index

Exhibit No.	Description

10.1	Amendment dated April 23, 2020 to Employment Agreement between Amalgamated Bank and Keith Mestrich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Andrew LaBenne
Name:	Andrew LaBenne
Title:	Chief Financial Officer and Senior
Executive Vice President

Date: April 27, 2020

AMENDMENT TO

AMENDED RESTATED EMPLOYMENT

AMENDMENT (this “Amendment”) dated April 23, 2020 (“Amendment Date”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated July 25, 2017, by and between Amalgamated Bank (the “Company”) and Keith Mesrich (the “Executive”) (each a “Party”) and together, the “Parties”).

WHEREAS, the Parties entered into the Agreement dated as of July 25, 2017, amended effective as of May 17, 2019; and

WHEREAS, the Parties wish to amend the Agreement, effective as of the Amendment Date.

NOW, THEREFORE, in consideration of the mutual promises and conditions herein set forth, the Parties agree as follows:

Section 2 of the Agreement is hereby amended in its entirety to reach as follows:

Term. Subject to earlier termination pursuant to Section 5 of this Agreement, this Agreement and the employment relationship hereunder shall continue from the Effective Date until June 30, 2021 (such date the “Term Date”); provided that, the Parties may agree in writing prior to the Term Date to extend this Agreement and the employment relationship hereunder until September 30, 2021 (such date, the “Term Extension Date,” and the period from the Term Date through the Term Extension Date, the “Extension Period”). As used in this Agreement, the “Term” shall refer to the period beginning on the Effective Date and ending on the Term Date or the Term Extension Date, as applicable, or, if earlier, on the date the Executive’s employment terminates in accordance with Section 5 below.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Amendment as of the day and year first above mentioned.

EXECUTIVE:

/s/ Keith Mestrich
Name:	Keith Mestrich

THE COMPANY:

AMALGAMATED BANK

/s/ Lynne P. Fox
Name:	Lynne P. Fox
Title:	Chair of the Board

[Signature Page to Amendment to Keith Mestrich Employment Agreement]

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